UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES ACT OF 1934

UDR, INC.
(Exact name of registrant as specified in its charter)

Maryland	54-0857512
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129
(Address of principal executive offices)(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Name of Each Exchange on Which
Title of Each Class to be so Registered	Each Class is to be Registered

6.75% Series G Cumulative	New York Stock Exchange
Redeemable Preferred Stock,
no par value
     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates:           333-131278
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
     A description of the 6.75% Series G Cumulative Redeemable Preferred Stock, no par value, liquidation preference $25.00 per share, which are to be registered under this registration statement, is contained under the caption “Description of the Series G Preferred Stock” in the Prospectus Supplement, dated May 23, 2007, to the Prospectus, dated January 25, 2006, constituting a part of the Registration Statement on Form S-3 (File No. 333-131278) of UDR, Inc., filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This description and the related information contained under the caption “Description of Preferred Stock” in the Prospectus, dated January 25, 2006, are incorporated by reference into this registration statement.
ITEM 2. EXHIBITS
     The exhibits to this registration statement are listed in the Exhibit Index, which appears after the signature page and is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UDR, Inc.
(Registrant)

Date: May 30, 2007	By:	/s/ David L. Messenger
	Name:	David L. Messenger
	Title:	Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

EXHIBIT
NO.	DESCRIPTION
3.1	Articles of Restatement (incorporated by reference to Exhibit 3.09 to the Company’s Current Report on Form 8-K dated July 27, 2005 and filed with the SEC on August 1, 2005 (Commission File No. 1-10524)).

3.2	Articles of Amendment to the Articles of Restatement dated and filed with the State Department of Assessments and Taxation of the State of Maryland on March 14, 2007 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated March 14, 2007 and filed with the SEC on March 15, 2007 (Commission File No. 1-10524)).

3.3	Amended and Restated Bylaws (as amended through March 14, 2007) (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K dated March 14, 2007 and filed with the SEC on March 15, 2007 (Commission File No. 1-10524)).

3.4	Articles Supplementary establishing the rights and preferences of the Company’s 6.75% Series G Cumulative Redeemable Preferred Stock, dated and filed with the State Department of Assessments and Taxation of the State of Maryland on May 30, 2007.

4.1	Form of Certificate for Shares of the Company’s 6.75% Series G Cumulative Redeemable Preferred Stock.